Stratean Gasifier Performance Validated by Independent Evaluation; Achieves 96.6% Efficiency

Company Completes Key Milestone Toward Commercialization

PR Newswire

SALT LAKE CITY, April 6, 2016

SALT LAKE CITY, April 6, 2016 /PRNewswire/ -- Stratean, Inc. (OTC: SRTN), the developer of a patented and revolutionary "stratified" downdraft gasifier, today announced that a white paper published by an independent third party in collaboration with Utah State University, has validated the industry leading performance of Stratean's innovative gasifier.

The white paper, authored by Dr. Craig Eatough of Combustion Resources, Inc., confirmed that Stratean's patented stratified downdraft gasifier operates with 96.6% efficiency, well above the operating performance of other technologies. According to the white paper, "The results of the testing demonstrated the ability to produce a good, clean syn-gas with commercial application for steam or power generation and liquid fuels production at an extremely high conversion rate."

"Our unique and innovative gasification technology has the potential to produce large volumes of clean, renewable energy at efficiency levels that, to this point, have been unheard of in our industry," stated Matthew Schultz, Chief Executive Officer of Stratean, Inc. "The results of this third-party evaluation independently affirmed the efficient outcomes that can be achieved with our patented gasifier which we believe will lead the next wave of technological advancement in creating renewable energy and addressing the global waste management issues we face today. Unlike competitive technologies, our gasifier produces a syn-gas that needs no further cleanup or scrubbing."

The third-party evaluation was performed to evaluate the potential performance of the company's gasifier. Calculations performed during the evaluation illustrated that 96.6% of the fuel portion of the coal that was used as feedstock was converted during gasification, far outperforming competing technologies that generally convert at a rate of 70-80%. The syn-gas produced by the Stratean gasifier was determined to be applicable for steam or electrical power generation or for use as a feedstock for liquid fuels production.

The company is working towards commercializing a co-current, atmospheric pressure gasifier for processing various feedstocks, including: coal, municipal solid wastes (MSW), sewage sludge, and biomass into a clean synthesis gas. The solid material is heated to high temperatures to extract the energy and reduce the volume of the waste material. The processes can be used to produce liquid fuels, low-BTU gases, and heat.  The gas can then be used to produce electricity or liquid fuels, and the heat can be used as process heat for a variety of applications. Gasification of solid wastes also reduces the amount of material that must be landfilled, offering a green alternative to traditional waste disposal methods and reducing the need for additional landfills.

In addition to affirming the company's performance expectations, the evaluation also helped to identify minor engineering changes which will further improve reliability. The company expects to implement the recommended changes within the next 90 days. Subsequent to implementing the changes, the company expects to conduct a second, week-long test with additional feedstock including automotive recycling waste (autofluff) and trash. Given the timeline for engineering changes and additional testing, the company expects to move quickly toward commercializing the technology and achieving market availability by early 2017.

The findings of the evaluation can be accessed by visiting http://www.stratean.com/s/Stratean-Energy-Gasifier-Evaluation-Report.pdf.

About Stratean, Inc.

From the trash can to the gas can, Stratean, Inc. has successfully designed, engineered, manufactured and patented a revolutionary 'stratified' downdraft gasifier. Our partners, such as Petersen, Inc., ICON Renewables, Combustion Resources and others have worked with us to create a logical solution for profitably handling MSW, Coal, Plastics, Municipal Sewage and many other feedstocks.  All with ZERO airborne emissions.  We've aligned ourselves with research universities such as Utah State University, The University of Utah, and BYU to certify and maximize the efficiencies and production of our technology.  To learn more, visit http://www.stratean.com/.

Information about Forward-Looking Statements

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SOURCE Stratean, Inc.

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